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               SECOND AMENDED AND RESTATED STOCK OPTION AGREEMENT
                        BETWEEN VALESC HOLDINGS INC. AND
                                 GARRETT MILLER

         This Stock Option Agreement is made as of August 22, 2003 by and between Garrett Miller, an individual currently residing at 130 Jefferson Street, Apt. 1, Hoboken, NJ 07030, and Valesc Holdings Inc. ("Valesc").

         WHEREAS, the parties previously entered into a Stock Option Agreement dated March 24, 2003 with respect to 2,110,639 shares of common stock, $.0001 par value per share, of Valesc (the "Common Stock") owned by Mr. Miller, which agreement was amended and restated effective June 25, 2003 to cover an additional 44,141 shares of Common Stock acquired by Mr. Miller;

         WHEREAS, Mr. Miller now owns 21,299 additional shares of Common Stock and the parties desire to amend and restate the Amended and Restated Stock Option Agreement to include these shares and to adjust the exercise price of all of the shares to reflect the additional shares cash value;

         NOW THEREFORE, the parties agree as follows:

         Garret Miller hereby grants a stock option to Valesc or its designee(s) to purchase up to 2,176,079 shares of Common Stock of Valesc owned by Mr. Miller. This Option is granted as of the date hereof and may be exercised only upon the terms and conditions set forth below.

         1.       Purpose of the Option
                  ---------------------

         This Option has been granted for good and valuable consideration in connection with the Separation Agreement entered into by Mr. Miller and Valesc dated March 24, 2003.

         2.       Option Exercise Price
                  ---------------------

         Subject to any adjustment required as set forth in Section 7 below, the exercise price of shares covered by this Option shall now be as follows to reflect the adjusted per share exercise price to give effect to the cash value of (i) $30,889 for the additional shares on June 25, 2003, (ii) $14,909 for the additional shares on August 22, 2003, and (iii) the original exercise price of $.10 per share for 2,110,639 shares of common stock:

         During the One-Year Period                  Exercise Price
         Ended March 31:                             Per Share:

         2004                                        $.12
         2005                                        $.12
         2006                                        $.12
         2007                                        $.17
         2008                                        $.22

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         3.       Acceptance of Option
                  --------------------

         Valesc's acceptance of this Option indicates its acceptance of the terms set forth herein. It imposes no obligation upon Valesc or its designee(s) to purchase any or all of the shares subject to the Option, which may arise only upon exercise of the Option in the manner set forth in Section 5 hereof. The purchaser acknowledges that the stock certificates representing any of the shares purchased from Mr. Miller may have a restricted legend and their resale will be subject to the provisions of the federal securities laws and rules and regulations published by the SEC.

         4.       When Option May Be Exercised
                  ----------------------------

         This Option may be exercised in full or in part at any time and from time to time until March 31, 2008 (the "Expiration Date") and may not be exercised for less than 10,000 shares at any one time.

         5.       How Option May Be Exercised
                  ---------------------------

         This Option or any portion thereof is exercisable by a written notice signed by Valesc or its designee(s) and delivered to the Escrow Agent as specified in the Amended and Restated Escrow Agreement entered into by Mr. Miller and Valesc, attached as Exhibit A hereto, signifying Valesc's or its designee's election to exercise the Option. The notice must state the number of shares of Common Stock as to which the Option is being exercised and must be accompanied by payment for the full purchase price of the shares being purchased. Payment shall be in cash or check payable to the order of the Escrow Agent on behalf of Garrett Miller.

         6.       Non-Transferability of Option
                  -----------------------------

         This Option shall not be transferrable, except that it may be exercised by specified designees of Valesc.

         7.       Adjustments to Option Price and Shares
                  --------------------------------------

         If at any time after the date of grant of this Option, Valesc shall, by stock dividend, split- up, combination, reclassification, exchange, merger, consolidation or otherwise, change its shares of Common Stock into a different number or kind or class of shares or other securities or property, then the number of shares covered by this Option, and the price of each such share shall be proportionately adjusted for any such change. If there is any dispute as to the proper adjustment, so long as the Board of Directors' determination is not unreasonable, such determination shall be conclusive. Any fraction of a share resulting from any adjustment shall be eliminated.



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         8.       Reservation of Shares
                  ---------------------

         During the period from the date hereof until March 31, 2006, Mr. Miller shall reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Option. In the event that Mr. Miller does not have shares available prior to March 31, 2006 to satisfy the exercise of an option, then Mr. Miller shall have ten (10) business days to acquire those shares and fifteen (15) business days to deliver those shares to the Company. To the extent that Mr. Miller cannot deliver all of the required shares or elects not to, he shall pay Valesc 70% of the difference between the aggregate exercise price and the aggregate fair market value of the shares subject to the exercise on the date of that exercise. Subsequent to March 31, 2006, Mr. Miller will not be under any obligation to reserve shares to satisfy the requirements of the Option. However, to the extent he still owns any shares after July 1, 2006, he shall be obligated to deliver any of those shares to the extent the Company elects to exercise its right to purchase pursuant to the Option.





-----------------------------
Garrett Miller


VALESC HOLDINGS INC.




By:___________________________
Samuel Cohen
President



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                              OPTION EXERCISE FORM


To:      Garrett Miller, c/o Hecht & Associates, P.C., as Escrow Agent


         The undersigned holder hereby irrevocably elects to exercise the right to purchase ______________ shares of Common Stock covered by this Option Agreement according to the conditions hereof and herewith makes full payment of the purchase price of such shares. Enclosed is our check in the amount of $__________________ payable to Hecht & Associates, P.C. as escrow agent, pursuant to the Amended and Restated Escrow Agreement dated as of August 22, 2003.

         Kindly deliver to the undersigned a certificate representing the shares.

INSTRUCTIONS FOR DELIVERY


Name:  _______________________________________________________
            (please typewrite or print in block letters)


Address:  ____________________________________________________

Dated:  ____________________________


                                    Signature___________________________________














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                                                                       Exhibit A
                                                                       ---------




                                Escrow Agreement
                                ----------------






















                                       -5-